                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

      /X/   Preliminary Proxy Statement

      / /   Confidential,  for Use of the Commission  Only (as permitted by Rule
            14a-6(e)(2)

      / /   Definitive Proxy Statement

      / /   Definitive Additional Materials

      / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                              United Capital Corp.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

      Payment of filing fee (check the appropriate box):

      /X/   No fee required.

      / /   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      / /   Fee paid previously with preliminary materials.

      / /   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed:

                                      -2-

                              UNITED CAPITAL CORP.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 2003
                                 --------------

To the Stockholders:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders  (the
"Meeting") of UNITED CAPITAL CORP., a Delaware corporation (the "Company"), will be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021,
on June 10, 2003, at 10:00 A.M., Local Time, for the following purposes:

            1. To elect  five (5)  members  of the Board of  Directors  to serve until the next annual meeting of  stockholders  and until their  successors have been duly elected and qualified;

            2. To provide performance criteria for the payment of bonuses to the
Company's Chief Executive Officer; and

            3. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

            The Board of Directors  has fixed the close of business on April 29,
2003 as the record  date for the  Meeting.  Only  stockholders  of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                             By Order of the Board of Directors

                                             ANTHONY J. MICELI
                                             Secretary

Dated: May 6, 2003

             WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING,
          YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
            PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO
                     POSTAGE IF MAILED IN THE UNITED STATES.

                              UNITED CAPITAL CORP.

                                  9 PARK PLACE

                           GREAT NECK, NEW YORK 11021

                                ----------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 10, 2003

                                ----------------

                                  INTRODUCTION

            This Proxy Statement is being furnished to stockholders by the Board of Directors of United Capital Corp., a Delaware corporation (the "Company"), in connection with the solicitation of the  accompanying  Proxy for use at the 2003
Annual Meeting of  Stockholders of the Company (the "Meeting") to be held at the offices of the Company,  9 Park Place,  Great Neck, New York 11021,  on June 10,
2003, at 10:00 A.M., Local Time, or at any adjournment thereof.

            The principal executive offices of the Company are located at 9 Park
Place,  Great Neck,  New York 11021.  The  approximate  date on which this Proxy
Statement and the accompanying Proxy will first be sent or given to stockholders is May 6, 2003.

                        RECORD DATE AND VOTING SECURITIES

            Only  stockholders  of record at the close of  business on April 29,
2003, the record date (the "Record  Date") for the Meeting,  will be entitled to notice of, and to vote at, the meeting and any  adjournment  thereof.  As of the close of business on the Record Date, there were [4,504,205]  outstanding shares of the Company's common stock, $.10 par value (the "Common Stock"). Each of such shares is entitled to one vote. There was no other class of voting securities of the  Company  outstanding  on that date.  All shares of Common  Stock have equal voting rights.  A majority of the outstanding  shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

            Shares of Common Stock  represented  by Proxies,  which are properly executed,  duly  returned and not revoked will be voted in  accordance  with the instructions  contained therein.  If no specification is indicated on the Proxy, the  shares  of  Common  Stock  represented  thereby  will be voted  (i) for the election as  Directors  of the persons who have been  nominated  by the Board of
Directors;  (ii) to provide  performance  criteria for the payment of bonuses to the Chief Executive Officer; and (iii) for any other matter that may properly be brought  before the  Meeting in  accordance  with the  judgment of the person or persons voting the Proxies.

            The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person.  Any Proxy  executed and returned by a stockholder  may  be  revoked  at any  time  thereafter  if  written  notice  of revocation  is given to the  Secretary  of the  Company  prior to the vote to be taken at the Meeting,  or by execution of a subsequent  proxy which is presented at the Meeting,  or if the stockholder  attends the Meeting and votes by ballot, except as to any  matter  or  matters  upon  which a vote  shall  have been cast pursuant to the authority conferred by such Proxy prior to such revocation.  For purposes of determining the presence of a quorum for transacting business at the
Meeting,  abstentions  and broker  "non-votes"  (i.e.,  proxies  from brokers or nominees  indicating that such persons have not received  instructions  from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have  discretionary  power)
will be treated as shares that are present but which have not been voted.

            The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors  will be borne by the Company.  In addition to the use of mail,  proxy  solicitation  may be made by  telephone,  telegraph  and  personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their  nominees  for their  reasonable  expenses in sending  soliciting material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the Company's  Common Stock,  as of the Record Date, by each person known by the
Company  to be the  beneficial  owner of more than five  percent  of the  Common
Stock,  each  director,  each executive  officer,  and nominee for election as a director and by all directors and executive officers of the Company as a group:

                                      -2-

Name and Address of Beneficial Owner      Shares Beneficially Owned     Percentage of Class(7)
------------------------------------      -------------------------     ----------------------

A.F. Petrocelli                               3,924,058(1)(2)                   65.9%
9 Park Place
Great Neck, NY 11021

Beverly Petrocelli                              500,000(2)                      11.1%
c/o 9 Park Place
Great Neck, NY 11021

Anthony J. Miceli                               159,300(3)                       3.4%

Arnold S. Penner                                 48,999(4)                       1.1%

Howard M. Lorber                                157,499(5)                       3.5%

Robert M. Mann                                   24,033(6)                        *

All executive officers and directors          4,313,889(1)(3)(4)                69.2%
 as a group (5 persons)                                (5)(6)(7)

*Less than 1%

(1)         Mr.  Petrocelli owns directly  2,469,324  shares of Common Stock and presently  exercisable options or options exercisable within 60 days of April 29, 2003 to purchase 1,454,734 shares of Common Stock. Does not  include  shares  held  by  the  wife,  adult  children  or  the grandchildren of Mr. Petrocelli. Mr. Petrocelli disclaims beneficial ownership  of the  shares  held  by his  wife,  adult  children  and grandchildren.

(2)         Beverly  Petrocelli is the wife of Mr.  Petrocelli.  Mr.  Petrocelli
            disclaims   beneficial   ownership   of  all  shares  held  by  Mrs.
            Petrocelli.  Does not include  shares held by the adult  children or the  grandchildren of Mrs.  Petrocelli.  Mrs.  Petrocelli  disclaims beneficial  ownership  of the  shares  held  by her  husband,  adult children and grandchildren.

(3)         Consists of 1,300 shares of Common Stock and  presently  exercisable options or options  exercisable  within 60 days of April 29, 2003 to purchase 158,000 shares of Common Stock.

(4)         Consists  of 48,999  shares  issuable  upon the  exercise of options which are exercisable within 60 days of April 29, 2003.

(5)         Includes  30,000  shares  owned by the  Hallman & Lorber  Associates
            Profit  Sharing Plan (an entity in which Mr. Lorber may be deemed to be a control person) and 24,300 shares owned by the Howard M. Lorber
            Irrevocable Trust. Mr. Lorber disclaims  beneficial ownership of all shares owned by Hallman & Lorber  Associates Profit Sharing Plan and
            the Howard M. Lorber  Irrevocable Trust. Also includes 48,999 shares issuable upon the exercise of options which are  exercisable  within
            60 days of April 29, 2003.

                                      -3-

(6)         Consists  of 700 shares of Common  Stock and  presently  exercisable options or options  exercisable  within 60 days of April 29, 2003 to purchase 23,333 shares of Common Stock.

(7)         Includes  the shares of Common  Stock  subject to options  which are presently  exercisable or exercisable within 60 days after April 29,
            2003  held by  directors  and  executive  officers  as a  group  for purposes of calculating  the respective  percentages of Common Stock owned by such individuals or by the executive officers and directors as a group.

                                      -4-

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

            Unless  otherwise  specified,  all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next  Annual  Meeting of  Stockholders  of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a  plurality  of the votes  cast,  in person  or by  proxy,  at the  Meeting.
Abstentions  from voting and broker  non-votes on the election of directors will have no effect since they will not  represent  votes cast at the Meeting for the purpose of electing  directors.  All  nominees  are  currently  directors of the
Company. The terms of the current directors expire at the Meeting and when their successors are duly elected and  qualified.  Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director,  if elected.  Should any of the nominees not remain a candidate  for election at the date of the Meeting,  the Proxies  will be voted in favor of those  nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.  The names of the nominees and certain information concerning them are set forth below:

                                                                              First Year
         Name                      Principal Occupation            Age      Became Director
         ----                      --------------------            ---      ---------------

A.F. Petrocelli               Chairman of the Board, President      59            1981
                                and Chief Executive Officer of
                                the Company

Anthony J. Miceli             Vice President, Chief Financial       40            1996
                                Officer and Secretary of the
                                Company

Arnold S. Penner              Self-employed real estate investor    66            1989
                                and broker

Howard M. Lorber              President and Chief Operating         54            1991
                                Officer of New Valley
                                Corporation and Vector Group Ltd.

Robert M. Mann                Private Investor - Apparel            61            2001
                                Industry

            A.F. PETROCELLI,  has been Chairman of the Board and Chief Executive
Officer of the Company  since  December,  1987,  President of the Company  since
June,  1991 and from June,  1983 to March,  1989 and a Director  of the  Company
since June,  1981.  Mr.  Petrocelli has been Chairman of the Board of Directors,
President and Chief Executive Officer of Prime Hospitality  Corp.  ("Prime"),  a
New York Stock Exchange listed company since 1998, and a Director of Prime since
1992.  Mr.  Petrocelli  is also a Director of Boyar Value Fund (a public  mutual

                                      -5-

fund),  a Director  of Philips  International  Realty  Corp.  ("Philips")  and a
Director of Nathan's Famous Inc. ("Nathan's").

            ANTHONY J. MICELI,  has been a Director,  a Vice President and Chief
Financial  Officer of the  Company  since June,  1996 and prior  thereto was the
Corporate  Controller of the Company for more than eight years.  Mr. Miceli is a
Certified Public Accountant and a member of the American  Institute of Certified
Public Accountants and New Jersey Society of Certified Public Accountants.

            ARNOLD S. PENNER,  has been a Director of the Company since 1989 and has worked for more than the past five years as a private  real estate  investor and as a  self-employed  real estate  broker in New York.  Mr.  Penner is also a
Director of Philips.

            HOWARD M. LORBER, has been a Director of the Company since 1991. Mr.
Lorber has been  Chairman of the Board and Chief  Executive  Officer of Nathan's
for more than the past five years and  Chairman  of the Board of  Directors  and
Chief Executive Officer of Hallman & Lorber  Associates,  Inc. for over five years.  He has been a Director,  President  and Chief  Operating  Officer of New
Valley  Corporation for more than the past five years. He has been a Director of and member of the Audit Committee and Compensation Committee of Prime since 1994 and Chairman of such committees since 1998. Since January 2001, he is a Director of and President and Chief Operating  Officer of Vector Group Ltd. Mr. Lorber is
also the  Chairman of  Ladenburg  Thalmann  Financial  Services  and serves as a member of the Compensation Committee of that company.

            ROBERT M. MANN,  has been a Director of the Company since June 2001.
Mr. Mann has been a private  investor in the apparel industry for more than five years.

                                      -6-

RECOMMENDATION

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  ELECTION  OF EACH OF THE
NOMINEES.

MEETINGS, BOARD COMMITTEES AND DIRECTORS COMPENSATION

            The  Board of  Directors  held one  meeting  during  the year  ended
December 31, 2002.  From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

            The  Company  has an Audit  Committee  whose  members  are Howard M.
Lorber,  Arnold S.  Penner  and Robert M. Mann,  the  independent,  non-employee directors of the Company. The principal  responsibilities of the Audit Committee are described in the Audit  Committee  Charter that was approved by the Board of
Directors  and was attached as Appendix A to the Company's  Proxy  Statement for
its 2001 Annual Meeting of Stockholders. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the  Company's  books,  records  and  accounts,  reviews the scope of the audits performed by such auditors and the audit reports  prepared by them,  and reviews and monitors the Company's internal accounting procedures.  The Company also has a standing  Compensation  and Stock Option Committee whose members are Howard M.
Lorber  and  Arnold  S.  Penner,  both of whom  are  independent,  non-employee, directors of the Company. The Compensation and Stock Option Committee recommends to the Board of Directors  compensation  for the  Company's  key  employees  and administers  the Company's  Incentive and  Non-Qualified  Stock Option Plan (the
"Plan") and the Company's 1988 Joint  Incentive and  Non-Qualified  Stock Option
Plan (the "Joint Plan") and awards stock options thereunder.

            Directors  of the  Company  who are not  officers of the Company are entitled  to receive  compensation  for  serving as  directors  in the amount of
$6,000 per annum and $500 per Board meeting and Committee meeting  attended.  In addition,  in 2002 each of Messrs.  Lorber,  Mann and Penner received options to purchase 10,000 shares of Common Stock at an exercise price of $24.40 per share.

AUDIT COMMITTEE REPORT

            The  members of the Audit  Committee  at the end of the fiscal  year ended December 31, 2002 were Messrs.  Penner,  Lorber and Mann, each of whom are
"independent  directors"  (as  "independent  director"  is defined  pursuant  to
Section  121(A)  of  the  listing  standards  of  the  American  Stock  Exchange
("AMEX")).  The Audit  Committee  met two times  during  the  fiscal  year ended
December 31, 2002.

            The Audit Committee  adopted a written charter during fiscal 2001, a copy of which was attached to the Company's  Proxy Statement for its 2001 Annual
Meeting of Stockholders.  The Company's independent auditors are responsible for auditing the Company's financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The

                                      -7-

Committee's  role does not  provide any  special  assurances  with regard to the
Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

            In connection with the audit of the Company's  financial  statements
for  the  year  ended   December  31,  2002,   the  Audit   Committee  met  with
representatives from Grant Thornton LLP, the Company's independent auditors. The
Audit  Committee  reviewed and discussed  with Grant Thornton LLP, the Company's financial management and financial structure, as well as the matters relating to the audit  required to be discussed by Statements  on Auditing  Standards 61 and
90.

            On March 24, 2003, the Audit Committee  received from Grant Thornton
LLP the  written  disclosures  and the letter  regarding  Grant  Thornton  LLP's independence required by Independence Standards Board of Standard No. 1.

            In addition,  the Audit  Committee  reviewed and discussed  with the
Company's  management the Company's audited financial statements relating to the fiscal year ended  December 31, 2002 and has discussed  with Grant  Thornton LLP the independence of Grant Thornton LLP.

            Based  upon  review  and  discussions  described  above,  the  Audit
Committee  recommended  to the Board of Directors  that the Company's  financial statements  audited by Grant  Thornton LLP be included in the  Company's  Annual
Report on Form 10-K for the fiscal year ended December 31, 2002.

                                Howard M. Lorber
                                Arnold S. Penner
                                Robert M. Mann

                                      -8-

EXECUTIVE COMPENSATION

            The following table sets forth,  for the Company's 2002 fiscal year, all  compensation  awarded to, earned by or paid to the chief executive  officer
("CEO") and the most highly  compensated  executive officer of the Company other than the CEO who was an executive  officer of the Company during the fiscal year ended  December  31,  2002 and whose  salary and bonus  exceeded  $100,000  (one individual) with respect to the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                            Long Term Compensation
                                          -------------------                            ----------------------
                                                                                         Number       All Other
                                                                       Other Annual        of        Compensation
Name and Principal Position         Year     Salary($)     Bonus($)  Compensation($)(1)  Options          ($)
---------------------------         ----     ---------     --------  ------------------  -------     ------------

A.F. Petrocelli, Chairman of        2002      650,000     1,000,000         --           300,000           --
the Board, President and Chief      2001      650,000       700,000         --           300,000           --
Executive Officer                   2000      650,000       700,000         --           300,000           --

Anthony J. Miceli, Vice             2002      200,000       100,000         --            33,000           --
President and Chief Financial       2001      175,000       100,000         --            33,000           --
Officer                             2000      160,000       100,000         --            10,000           --

(1)         Perquisites and other personal  benefits,  securities or property to each  executive  officer did not exceed the lesser of $50,000 or 10%
            of such executive officer's salary and bonus.

                                      -9-

OPTION GRANTS DURING 2002 FISCAL YEAR

            The  following  table  provides  information  related  to options to purchase Common Stock granted to the CEO and the named executive  officer during
2002. The Company  currently does not have any plans  providing for the grant of stock appreciation rights.

                                                                                              Potential Realizable Value at
                                                                                              Assumed Rates of Stock Price
                                                                                                Appreciation for Option
                                    Individual Grants                                                   Term(2)
------------------------------------------------------------------------------------       --------------------------------
                                          % of Total
                         Number of          Options        Exercise
                         Securities        Granted to      or Base
                         Underlying       Employees in      Price         Expiration
    Name                 Option(#)         Fiscal Year     ($/Sh)(1)         Date              5%                10%
-----------------        ---------         -----------     ---------      ----------       ----------        -----------

A.F. Petrocelli            300,000            66.1          $24.40       June 11, 2012     $4,603,509        $11,666,195
Anthony J. Miceli           33,000             7.3          $24.40       June 11, 2012       $506,386         $1,283,281

(1)         The  option  exercise  price may be paid in  shares of Common  Stock owned by the  executive,  in cash,  or a  combination  of any of the foregoing,  as  determined  by the  Compensation  and  Stock  Option
            Committee  administering  the  Company's  stock  option  plans.  The exercise  price is equal to or greater than the fair market value of the Common Stock on the date of grant.

(2)         The  potential  realizable  value  portion  of the  foregoing  table illustrates  values  that might be  realized  upon  exercise  of the options  immediately prior to the expiration of their term, assuming the  specified  compounded  rates of  appreciation  on the Company's
            Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination
            of    the    option    following    termination    of    employment,
            non-transferability or differences in vesting periods. Regardless of the theoretical  value of an option,  its ultimate value will depend upon the market value of the Common Stock at a future date, and that value will  depend on a variety of  factors,  including  the overall
            condition  of  the  stock  market  and  the  Company's   results  of
            operations and financial  condition.  There can be no assurance that the values reflected in this table will be achieved.

                                      -10-

FISCAL YEAR END OPTION VALUES

            The following table provides information relating to the exercise of options by the Company's  Chief  Executive  Officer during the fiscal year ended
December 31,  2002.  No options were  exercised by the named  executive  officer during the  fiscal  year ended  December  31,  2002.  The  following  table also provides  information related to the number and value of options held by the CEO and the named executive officer at fiscal year end.

                                                                  Number of Securities Underlying     Value of Unexercised In-the-
                                                                   Unexercised Options at FY-End      Money options at FY-End ($)(2)
                                                                   -----------------------------      ------------------------------
                                                    Value
                               Shares Acquired     Realized
Name                            on Exercise(#)      ($)(1)        Exercisable    Unexercisable        Exercisable     Unexercisable
---------------------------     --------------      ------        -----------    -------------        -----------     -------------
A.F. Petrocelli.............        17,647          99,706         1,154,734        600,000            20,766,856      7,843,750
Anthony J. Miceli...........          --              --             132,666         58,334             2,497,867        691,573

(1)         Value realized is calculated by multiplying the shares acquired upon exercise by the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise.

(2)         Based on the  closing  price of a share of Common  Stock on December
            31, 2002 of $35.40 as reported on the AMEX.

EQUITY COMPENSATION PLAN INFORMATION

            The  Company  maintains  the Plan and the  Joint  Plan.  Both  plans provide for the  granting of  incentive  or  non-qualified  stock  options.  The
Company has no  outstanding  warrants  or rights or plans which  provide for the grant or issuance of warrants or rights.  The following table gives  information about stock option awards under these plans as of December 31, 2002. These plans are  discussed  further  in  Note  11 to the  Company's  Consolidated  Financial
Statements  included in the Company's  Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                                                                            Number of securities
                                    Number of securities to be  Weighted-average exercise  remaining available for
                                      issued upon exercise of      price of outstanding     future issuance under
                                        outstanding options,      options, warrants and   equity compensation plans
                                        warrants and rights              rights            reflected in column (a)
Plan Category                                  (a)                        (b)                       (c)
------------------------------      --------------------------  ------------------------  -------------------------

Equity compensation plans
  approved by security holders               2,468,734                  $ 19.39                   376,000
Equity compensation plans
  not approved by security
  holders                                            0                        -                         0
                                             ---------                  -------                   -------

         Total                               2,468,734                  $ 19.39                   376,000
                                             =========                  ========                  =======

                                      -11-

EMPLOYEE RETIREMENT PLAN

            The Company, through one of its subsidiaries,  has a noncontributory pension plan that covers the  executive  officers of the Company.  The following table discloses  estimated  annual benefits payable upon retirement in specified compensation and years of service  classifications,  based on current limits set by the Internal Revenue Code of 1986, as amended (the "Code").

                     Projected Annual Benefit at Retirement

                                Years of Service
           ---------------------------------------------------------------
 Salary       10         15         20          25        30         35
 ------    --------   --------   --------   --------   --------   --------
$100,000   $ 13,750   $ 20,625   $ 27,500   $ 34,375   $ 41,250   $ 48,125
 110,000     15,250     22,875     30,500     38,125     45,750     53,375
 120,000     16,750     25,125     33,500     41,875     50,250     58,625
 130,000     18,250     27,375     36,500     45,625     54,750     63,875
 140,000     19,750     29,625     39,500     49,375     59,250     69,125
 150,000     21,250     31,875     42,500     53,125     63,750     74,375
 160,000     22,750     34,125     45,500     56,875     68,250     79,625
 170,000     24,250     36,375     48,500     60,625     72,750     84,875
 180,000     25,750     38,625     51,500     64,375     77,250     90,125
 190,000     27,250     40,875     54,500     68,125     81,750     95,375
 200,000     28,750     43,125     57,500     71,875     86,250    100,625

            The  Company  did not  make any  contributions  for the  benefit  of executive officers for the year ended December 31, 2002.

            The  estimated  credited  years of service for each of the executive officers named in the Summary Compensation Table is as follows:  A.F. Petrocelli twenty eight years and Anthony J. Miceli fifteen years, respectively.

            Subject to compensation  limitations  under the Employee  Retirement
Income Security Act of 1974,  which was $200,000 in 2002,  benefits are computed as follows:  For each year of credited  service after June 30, 1989,  the sum of one percent (1%) of annual compensation,  as defined, up to $25,000 plus one and one-half percent (1 1/2%) of annual compensation in excess of $25,000.

EMPLOYMENT CONTRACTS

            The Company has an  employment  contract with Mr.  Petrocelli  which provides for a base salary of $750,000 per annum plus a bonus as  determined  by the Board of  Directors.  In the event of a change of control of the  Company as defined in the employment agreement, the Company shall pay Mr. Petrocelli a lump sum  severance  payment  equal to three years  salary and  purchase  outstanding
options  owned  by  Mr.  Petrocelli.   The  employment  agreement  provides  for
successive one year terms unless either the Company or Mr.  Petrocelli gives the other written notice that the employment agreement is terminated.

                                      -12-

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Mr.  Lorber  is a  member  of  the  Compensation  and  Stock  Option
Committee  of the  Company.  Mr.  Petrocelli  also  serves as  President,  Chief
Executive  Officer and Chairman of the Board of Prime. Mr. Lorber is Chairman of
the Compensation  Committee of Prime.  For information  relating to transactions
involving  Messrs.   Petrocelli  and  Lorber  and  the  Company,   see  "Certain
Relationships and Related Transactions."

           COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

GENERAL

            The Compensation and Stock Option Committee  determines the cash and other  incentive  compensation,  if any, to be paid to the  Company's  executive officers and key employees. Messrs. Lorber and Penner, non-employee directors of the Company, serve as members of the Compensation and Stock Option Committee and are independent and non-employee directors.

COMPENSATION PHILOSOPHY

            The Compensation and Stock Option Committee's executive compensation philosophy  is to base  management's  pay, in part,  on the  achievement  of the
Company's  annual  and  long-term  performance  goals by (a)  setting  levels of compensation  designed  to  attract  and hold  superior  executives  in a highly competitive  business  environment,  (b) providing  incentive  compensation that varies  directly  with the  Company's  financial  performance  and the impact of individual initiative and achievement on such financial performance, (c) linking compensation  to  elements  which  effect the  Company's  annual  and  long-term performance,  (d)  evaluating  the  competitiveness  of  executive  compensation programs  based  upon  information  drawn  from a variety  of  sources,  and (e)
establishing   salary  levels  and  bonuses   intended  to  be  consistent  with
competitive  practice and level of  responsibility,  with salary  increases  and bonuses reflecting  competitive trends, the overall financial performance of the
Company,  the  performance  of the  individual  executive  and  the  contractual arrangements that may be in effect with the individual executive.

            Section  162(m) of the Code  prohibits a publicly held  corporation, such as the Company,  from claiming a deduction on its federal income tax return for  compensation  in excess of $1 million  paid for a given  fiscal year to the
Chief Executive  Officer (or person acting in that capacity) at the close of the corporation's  fiscal year and the four most highly compensated  officers of the corporation,  other  than  the  chief  executive  officer,  at  the  end  of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to  "performance-based  compensation."  The Company  believes that any compensation  received by executive  officers in connection with the exercise of
options   granted   under   the   Joint   Plan   and  the  Plan   qualifies   as
"performance-based compensation."

                                      -13-

SALARIES

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at comparable companies within the Company's industries. Annual salary adjustments are determined consistent with the Company's  compensation policy by evaluating the  competitive  marketplace,  the  performance of the Company,  the performance of the executive  particularly with respect to the ability to manage the growth of the Company,  the length of the executive's service to the Company and any increased  responsibilities  assumed by the executive. Mr. Miceli's base salary  is  determined  by  the  Compensation  and  Stock  Option  Committee  in
consultation  with the  Chairman  of the Board,  President  and Chief  Executive
Officer of the Company.

ANNUAL BONUSES

            The Company  from time to time  considers  the payment of bonuses to its executive  officers although no formal plan currently exists.  Bonuses would be determined based,  first, upon the level of achievement by the Company of its
strategic  and  operating  goals  and,  second,   upon  the  level  of  personal
achievement  by  participants.  The  achievement  of personal goals includes the
actual   performance  of  the  Company  for  which  the  executive  officer  has responsibility as compared to the planned performance thereof,  other individual contributions,  the ability to manage and motivate  reporting  employees and the achievement  of assigned  projects.  Bonuses are  determined  annually after the close of each fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

            Mr.  Petrocelli's base salary of $650,000 is based upon the terms of his employment  agreement and the factors described in the "Salaries"  paragraph above.  Mr.  Petrocelli  will  receive a base salary of  $750,000  in 2003.  Mr.
Petrocelli also received  options to purchase 300,000 shares of Common Stock and a bonus in 2003 of $1,000,000 for services rendered during the 2002 fiscal year.
The Company believes such bonus is  "performance-based"  for purposes of Section
162(m) of the Code because the Company's  revenues exceeded  $50,000,000 for the year  ended  December  31,  2002.  At  the  Company's  1998  Annual  Meeting  of
Stockholders,  the Company's stockholders approved a performance criterion which requires the Company to achieve at least  $50,000,000 in total revenues in order for the Chief  Executive  Officer to be eligible  to receive a bonus.  When this proposal was adopted, it was indicated that the $50,000,000 revenue target would be in place through  December 31, 2002 and accordingly the Company is requesting that stockholders again approve this criteria.

COMPENSATION AND STOCK OPTION COMMITTEE

            The  members of the  Compensation  and Stock  Option  Committee  are
Arnold S. Penner and Howard M. Lorber.

            COMMON STOCK  PERFORMANCE:  Set forth below is a graph comparing the total shareholder  returns (assuming  reinvestment of dividends,  if any) of the
Company,  AMEX and a peer group  (the  "Peer  Group")  compiled  by the  Company

                                      -14-

consisting of publicly traded  companies in industry  segments  corresponding to those in which the Company competes. The Peer Group, which includes the Company, consists of the following companies: Commercial Net Lease Realty Inc., Lexington
Corp. Properties Trust, Realty Income Corp.,  Keystone Consolidated  Industries,
Inc.,   One  Liberty   Properties,   Inc.,   Hastings   Manufacturing   Company,
Ramco-Gershenson Properties Trust and Omni USA Inc.

            The Peer Group  consolidation  was  completed on a weighted  average basis (market capitalization basis, adjusted at the end of each year). The graph assumes $100 invested on December 31, 1997, in the Company and each of the other indices.

                TOTAL RETURN TO SHAREHOLDERS REINVESTED DIVIDENDS

                                 INDEXED RETURNS
                                  Years Ending

                            Base Period
Company Name/Index             Dec 97        Dec 98      Dec 99      Dec 00      Dec 01      Dec 02
---------------------------------------------------------------------------------------------------

United Capital Corp.           100.00         64.15       70.28       55.19       80.38      133.58

American Stock Exchange        100.00         98.64      122.98      121.47      115.87      111.25

Peer Group                     100.00         90.16       80.03       98.90      130.63      161.76

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The following sets forth the transactions  involving the Company and its  subsidiaries  and its executive  officers and/or  Directors from January 1,
2002. Specific descriptions of these transactions are provided below.

            In December  2002,  the Company  purchased a 50% interest in a joint venture (the "Hotel  Venture") for  $23,128,000  together with Prime, a publicly traded company for which A.F.  Petrocelli is President,  Chief Executive Officer
and Chairman of the Board and Howard M. Lorber is a Director.  The Hotel Venture
owns and  operates a hotel in New Jersey.  In March 2003,  the Company and Prime each sold a 10% interest in the Hotel  Venture to an unrelated  third party,  at cost. In April 2003, the Hotel Venture entered into a $25,000,000  mortgage loan with a bank,  secured by the  underlying  hotel.  The  proceeds of the loan were distributed  to the  partners  of the  Hotel  Venture  based on their  ownership interest,  thereby  reducing  their  respective  investment.  In April 2003, the
Company and Prime entered into a direct guaranty agreement with the bank whereby the  Company  and  Prime,  jointly  and  severally,  guaranteed  not  more  than
$4,000,000 of the mortgage  loan.  Amounts due under the guaranty are reduced by the  scheduled  principal  payments  under the  mortgage  loan.  The guaranty is enforceable  upon the  occurrence  of  certain  events,  including  a default as defined in the mortgage  loan and expires upon the  satisfaction  of the loan in
April 2006.  Pursuant to the  Operating  Agreement,  any payments made under the guaranty would increase the guarantors' ownership interest.

            In January  2003,  the Company  purchased a 50%  interest in a joint venture (the "Quebec  Venture") for $6,114,000  together with Prime.  The Quebec
Venture owns and operates a hotel in Quebec,  Canada. In March 2003, the Company

                                      -15-

and Prime each sold a 10% interest in the Quebec  Venture to an unrelated  third party, at cost. There is currently no debt in this joint venture.

            The equity method of accounting  is used for  investments  in 20% to
50% owned  joint  ventures  in which the  Company  has the  ability to  exercise significant  influence,  but not control.  Under the operating agreements of the
Hotel  Venture and the Quebec  Venture,  all  significant  operating and capital decisions are made jointly and operating  profits and losses are allocated based on ownership  interests.  These investments were initially  recorded at cost and are subsequently adjusted for equity in earnings (losses) and cash contributions and distributions.

            The Company's two hotel  properties,  as well as the hotels owned by the Hotel Venture and Quebec  Venture,  are managed by Prime.  Fees paid for the management  of the two hotel  properties  are based upon a percentage of revenue and were approximately  $117,000 for 2002. Included in the Company's  marketable securities at December 31, 2002 was approximately $20,402,000 of common stock of
Prime which represents  approximately  5.6% of Prime's  outstanding  shares.  In
April 2003,  the Company  purchased an  additional  450,000  shares of Prime for approximately $2,400,000.

            In March 1997, the Company  completed a $73,250,000  sales/leaseback transaction with Kmart  Corporation for two of its distribution  centers located in Brighton,  Colorado and Greensboro,  North  Carolina.  Kmart will lease these facilities  for a minimum of 25 years.  These sites  encompass  over 2.7 million square feet and service  approximately 300 Kmart stores. The Company has taken a
50% equity interest in this transaction.  Also participating in this transaction were Beverly Petrocelli,  Arnold S. Penner, Howard M. Lorber and the spouse of a director who have taken  approximately an 8% interest in this transaction.  A.F.
Petrocelli disclaims beneficial ownership of the participation  interest held by
Beverly Petrocelli.

            The  Company  has  Indemnity   Agreements  with  certain   directors
(individually,  each an "Indemnitee"),  indemnifying each Indemnitee against the various  legal risks and potential  liabilities  to which such  individuals  are subject due to their position with the Company, in order to induce and encourage highly  experienced  and capable  persons such as the Indemnitees to continue to serve as directors of the Company.

            PROPOSAL II--CRITERIA FOR CHIEF EXECUTIVE OFFICER BONUS
                            COMPENSATION PERFORMANCE

            Section  162(m)  of the  Internal  Revenue  Code,  enacted  in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the  corporation's  Chief  Executive  Officer and the four other
most  highly  compensated  executive  officers.   Qualifying   performance-based
compensation will not be subject to the deduction limit if certain  requirements are met. The Company's  Compensation and Stock Option Committee has structured a formula,  subject  to  stockholder  approval,  by which it  believes  all future bonuses  payable to its Chief  Executive  Officer are in a manner that  complies with the  statute.  Under  this  formula,  all  bonuses  to be paid to the Chief
Executive Officer will be based on the total revenues of the Company.  The Chief
Executive Officer  currently  receives a base salary of $750,000 pursuant to the terms of his  employment  contract.  In any year that the total  revenues of the
Company  exceed  $50,000,000,  the Chief  Executive  Officer will be entitled to receive a bonus.  The  Compensation and Stock Option Committee will certify that the  performance  goals have been satisfied  before payment of the bonus. At the
Company's  1998 annual  meeting of  stockholders,  the  stockholders  approved a proposal  which  provided  that in any year that total  revenues  of the Company exceeded $50,000,000, the Chief Executive Officer would be entitled to receive a

                                      -16-

bonus.  When this proposal was adopted,  it was indicated  that the  $50,000,000 revenue  target would be in place through  December 31, 2002.  While the Company has achieved  this revenue  target in each fiscal year since the adoption of the criteria,  the  Committee  believes that  maintaining  this target is reasonable since the Company has sold several  properties  which have reduced its revenues.
In addition, the Company adopted Statement of Financial Accounting Standards No.
144 ("SFAS 144") which requires that the operating  results  through the date of sale, as well as the gain or loss on sale,  generated on properties sold or held for sale be reclassified as discontinued  operations for all periods  presented.
The adoption of SFAS 144 will impact the  Company's  rental  revenues  from real estate operations, although it will have no impact on net income.

            The  Board  of  Directors  and the  Compensation  and  Stock  Option
Committee recommend that stockholders vote in favor of this proposal.  The Board of Directors and the Compensation  and Stock Option  Committee  believe that the
Chief  Executive  Officer of the Company should be awarded for the growth of the
Company,  particularly  in this  difficult  economic  environment  in the United
States and throughout the world. The Board of Directors and the Compensation and
Stock Option Committee  believe that if the Company were to meet the established target it would  demonstrate the value that the Chief Executive Officer provides to the  Company  and  consequently  they  believe  that the  bonus to the  Chief
Executive Officer should be awarded if the Company meets the prescribed  revenue targets.  The Company  and the  Compensation  and Stock  Option  Committee  will continue to review the  performance  goal to assess the  desirability of further revisions.

REQUIRED VOTE

            The  affirmative  vote of the holders of a majority of the shares of the Company's Common Stock present,  in person or by proxy and entitled to vote, is required  for  approval of the criteria  for Chief  Executive  Officer  Bonus
Compensation Performance.

            THE BOARD OF DIRECTORS  RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF
THE CRITERIA FOR CHIEF EXECUTIVE OFFICER BONUS COMPENSATION PERFORMANCE.  BROKER
NON-VOTES  AND PROXIES  MARKED  "ABSTAIN"  WITH RESPECT TO THIS PROPOSAL WILL BE
COUNTED TOWARDS A QUORUM.  ABSTENTIONS AND BROKER  NON-VOTES WILL NOT BE COUNTED
FOR PURPOSES OF DETERMINING WHETHER THIS PROPOSAL HAS BEEN APPROVED.

                              INDEPENDENT AUDITORS

            The Board of Directors  has not appointed  independent  auditors for the year ending December 31, 2003.

                                      -17-

            The  Company's  auditors  for the year ended  December 31, 2002 were
Grant  Thornton  LLP.  The  Company   annually  reviews  the  selection  of  its
independent auditors and no selection has been made for the current year.

AUDIT FEES

            The  aggregate  fees  billed to the  Company  during the fiscal year ended December 31, 2002 for review of the Company's annual financial  statements and those financial  statements  included in the Company's  quarterly reports on
Form 10-Q totaled approximately $76,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

            The Company did not engage Grant  Thornton LLP to provide  advice to the Company regarding  financial  information  systems design and implementation during the fiscal year ended December 31, 2002.

ALL OTHER FEES

            Fees billed to the Company by Grant  Thornton  LLP during the fiscal year ended December 31, 2002 for all other  non-audit  services  rendered to the
Company,   including  tax  and  other  related  services  totaled  approximately
$120,000.

            The  Company's  auditors  for the year ended  December 31, 2000 were
Ernst & Young, LLP ("Ernst &  Young").  As stated in the Company's proxy statement dated May 11, 2001, the Company  annually reviews the selection of its independent  auditors and solicited bids from  independent  accountants to audit the Company's  financial  statements  for the year ended December 31, 2001. As a result of  financial  and other  considerations,  the Audit  Committee  voted to appoint Grant Thornton LLP as its new independent accountants on July 6, 2001.

                                  ANNUAL REPORT

            All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2002 Annual Report for the year ended  December 31, 2002,  which  contains  certified  consolidated financial  statements  of the  Company and its  subsidiaries  for the year ended
December 31, 2002.

            ANY  STOCKHOLDER  OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF
THE COMPANY'S  ANNUAL  REPORT ON FORM 10-K FOR THE YEAR ENDED  DECEMBER 31, 2002
(WITHOUT  EXHIBITS),  AS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION,  BY
WRITING TO ANTHONY J.  MICELI,  VICE  PRESIDENT,  CHIEF  FINANCIAL  OFFICER  AND
SECRETARY AT UNITED CAPITAL CORP., 9 PARK PLACE, GREAT NECK, NEW YORK 11021.

                              STOCKHOLDER PROPOSALS

            Stockholder  proposals made in accordance  with Rule 14a-8 under the
Securities  Exchange Act of 1934, as amended and intended to be presented at the
Company's 2004 Annual Meeting of Stockholders must be received by the Company at

                                      -18-

its principal  office in Great Neck,  New York no later than January 7, 2004 for inclusion in the proxy statement for that meeting.

            In addition,  the Company's  By-laws require that a stockholder give advance  notice to the  Company  of  nominations  for  election  to the Board of
Directors and of other matters that the stockholder wishes to present for action at an annual  meeting  of  stockholders  (other  than  matters  included  in the
Company's  proxy statement in accordance  with Rule 14a-8).  Such  stockholder's notice must be given in writing, include the information required by the By-laws of the Company,  and be  delivered or mailed by first class United  States mail, postage prepaid,  to the Secretary of the Company at its principal offices.  The
Company  must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company first  mailed  its  proxy  materials  for the prior  year's  annual  meeting  of stockholders.  While  the  Company  has not yet set the date of its 2004  Annual
Meeting of  Stockholders,  if the Company  mailed its proxy  materials on May 6,
2004 (the date that corresponds to the date on which the proxy materials for the
2003  Annual  Meeting  are being  mailed),  notice of a director  nomination  or stockholder  proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than March 23, 2004.

                                  OTHER MATTERS

            As of the  date of this  Proxy  Statement,  management  knows  of no matters  other  than  those  set  forth  herein  which  will  be  presented  for consideration  at the  Meeting.  If any other  matter or  matters  are  properly brought before the Meeting or any adjournment  thereof, the persons named in the accompanying Proxy will have discretionary  authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                             Anthony J. Miceli
                                             Secretary
May 6, 2003

                                      -19-

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              UNITED CAPITAL CORP.

                     Proxy -- Annual Meeting of Stockholders
                                  June 10, 2003

            The  undersigned,  a stockholder of United Capital Corp., a Delaware corporation (the "Company"),  does hereby appoint A.F. Petrocelli and Anthony J.
Miceli,  and each of them,  the true and lawful  attorneys and proxies with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company  which the  undersigned would be entitled to vote if  personally  present at the 2003 Annual  Meeting of
Stockholders  of the  Company to be held at the offices of the  Company,  9 Park
Place,  Great Neck, New York 11021, on June 10, 2003, at 10:00 A.M., Local Time,
or at any adjournment or adjournments thereof.

            The undersigned hereby instructs said proxies or their substitutes:

            1.          ELECTION OF DIRECTORS:

            The election of the following directors: Howard M. Lorber, Robert M.
Mann, Anthony J. Miceli, Arnold S. Penner and A.F. Petrocelli to serve until the next annual meeting of  stockholders  and until their  successors have been duly elected and qualified.

            / / FOR                         / / WITHHOLD AUTHORITY ON ALL

            To withhold a vote for any specific nominee(s), print name(s) below

            --------------------------------------------------------------------

            2. APPROVAL OF THE PROPOSED  PERFORMANCE CRITERIA FOR THE PAYMENT OF
BONUSES TO THE COMPANY'S CHIEF EXECUTIVE OFFICER:

            / / FOR                / / AGAINST            / / ABSTAIN

            3. DISCRETIONARY AUTHORITY:

            To vote  with  discretionary  authority  with  respect  to all other matters which may come before the Meeting.

            THIS  PROXY  WILL  BE  VOTED  IN  ACCORDANCE   WITH  ANY  DIRECTIONS
HEREINBEFORE  GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO
ELECT DIRECTORS AND TO APPROVE THE PERFORMANCE CRITERIA.

            The  undersigned  hereby  revokes  any proxy or  proxies  heretofore given, and ratifies and confirms that all the proxies  appointed  hereby, or any of them,  or their  substitutes,  may  lawfully do or cause to be done by virtue hereof. The undersigned hereby  acknowledges  receipt of a copy of the Notice of
Annual Meeting and Proxy Statement, both dated May 6, 2003, and a copy of either the  Company's  Annual  Report or Annual  Report on Form 10-K for the year ended
December 31, 2002.

                                             Dated _______________________ 2003

                                             ____________________________ (L.S.)
                                                       Signature

                                             __________________________________
                                                       Signature

                                             Please sign exactly as name appears
                                             hereon.  When  shares  are  held by
                                             joint  tenants,  both should  sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             a corporation,  please sign in full
                                             corporate   name  by  President  or
                                             other  authorized   officer.  If  a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                        CARD USING THE ENCLOSED ENVELOPE.